GARDERE
ATTORNEYS AND COUNSELORS - WWW.GARDERE.COM


Direct: 214-999-4683
Direct Fax: 214-999-3683
aperkins@gardere.com



August 15, 2001



Vari-Lite International, Inc.
201 Regal Row
Dallas, Texas 75247

Gentlemen:

We have acted as counsel to Vari-Lite International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of 400,000 additional shares of Common Stock, $0.10 par value ("Common Stock"), of the Company, which are authorized for issuance under the Vari-Lite International, Inc. 1997 Omnibus Plan, as amended (the "Omnibus Plan").

We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission on August 16, 2001 for the registration under the Securities Act of the additional 400,000 shares of Common Stock covered by the Omnibus Plan.

With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that the additional 400,000 shares of Common Stock of the Company which from time to time may be issued under the Omnibus Plan from authorized but previously unissued shares or shares reacquired by the Company or both in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof, when so issued and sold at prices in excess of the par value of the Common Stock, in accordance with the respective provisions of the Omnibus Plan and related agreements entered into by the Company, will be legally and validly issued by the Company and fully paid and nonassessable.


GARDERE WYNNE SEWELL LLP
3000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201-4761
- 214.999.3000 Phone - 214.999.4667 Fax

Vari-Lite International, Inc.
August 15, 2001
Page 2


We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          GARDERE WYNNE SEWELL LLP



                                          By:   /s/ ALAN J. PERKINS
                                              -------------------------------
                                                Alan J. Perkins, Partner